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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):     June 21, 1996
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                                  ABC Bancorp
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             (Exact name of registrant as specified in its charter)



   Georgia                         0-16181                        58-1456434
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 (State or other           (Commission File Number)            (IRS Employer
 jurisdiction of                                                Identification
 incorporation)                                                     Number)


   310 First Street, S.E., Moultrie, Georgia                         31768
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:   (912) 890-1111
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Item 2. Acquisition or Disposition of Assets
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     ABC Bancorp, a Georgia corporation ("ABC"), and Southland Bancorporation, an Alabama corporation ("Southland"), entered into an Agreement and Plan of Merger dated as of December 18, 1995, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of April 16, 1996 (collectively, the "Merger Agreement"), pursuant to which Southland was merged with and into ABC (the "Merger"). The Merger was consummated and became effective as of June 21, 1996 (the "Closing").

     Pursuant to the Merger Agreement, the issued and outstanding shares of Southland immediately prior to the Merger (the "Southland Shares") were converted into the right to receive consideration, in the aggregate, of approximately $12.0 million (the "Merger Consideration") of which approximately $5.9 million was paid in cash and approximately $6.2 million was paid in the form of Common Stock, par value $1.00, of ABC.

     At the Closing, John E. Meyer, Jr., President of Southland and of its wholly-owned bank subsidiary, Southland Bank, entered into an Employment Agreement with Southland Bank, a copy of which is attached to the Merger Agreement as Exhibit 4.

     The Merger consideration was determined as a result of negotiations between ABC and Southland and was approved by the boards of directors of ABC and Southland and by the shareholders of Southland. Prior to the Merger, neither ABC nor any of its affiliates, directors or officers, nor any associate of any such director or officer had any relationship with Southland.

     The description contained herein of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the Press Release dated June 21, 1996 which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by this reference.

     The Merger is the first of three mergers that ABC intends to consummate in 1996.

     ABC has previously announced a proposed merger transaction with Central Bankshares, Inc. ("Central"), a Georgia corporation and the sole shareholder of Central Bank & Trust, a Georgia chartered state bank located in Cordele, Georgia. Pursuant to the Agreement and Plan of Merger by and between ABC and Central dated as of December 29, 1995, as amended (the "Central Merger Agreement"), Central will be merged with and into ABC (the "Central Merger"), with Central Bank & Trust thereupon becoming a wholly-owned subsidiary of ABC. The description of the Central Merger Agreement is qualified in its entirety by reference to a copy thereof which has been previously filed and is incorporated herein by reference.

     The consummation of the Central Merger is subject to the satisfaction of a number of conditions, including the receipt of the requisite shareholder approval by the Central shareholders, and the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance.

     ABC also has announced a proposed merger transaction with First National Financial Corporation ("First National"), a Georgia corporation and the sole shareholder of First National Bank of South Georgia, a national banking association located in Albany, Georgia ("First National Bank"). Pursuant to the Agreement and the Plan of Merger by and between ABC and First National dated as of April 15, 1996, as amended (the "First National Merger Agreement"), First National will be merged with and into ABC (the "First National Merger"), with First National Bank thereupon becoming a wholly-owned subsidiary of ABC. The description of the First National Merger Agreement is qualified in its entirety by reference to a copy thereof which has been previously filed and is incorporated herein by reference.

     The consummation of the First National Merger is subject to the satisfaction of a number of conditions, including the requisite shareholder approval by the First National shareholders, the approval of the Federal Reserve Board and the Georgia Department of Banking and Finance, and the registration under the 1933 Act of the shares of ABC Common Stock to be issued in connection with the First National Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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     (a) Financial Statements of Business Acquired.  Financial statements of
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Southland are not available as of the date of filing of this Report, and will be filed by amendment on or before July 31, 1996.

     (b) Pro Forma Financial Information.  Pro forma financial information
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concerning the Merger is not available as of the date of filing of this report, and will be filed by amendment on or before July 31, 1996.

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     (c) Exhibits.  The following is a list of the Exhibits attached hereto.
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Exhibit No. 2.1    Merger Agreement
Exhibit No. 10.1   Employment Agreement*
Exhibit No. 99     Press Release

*    Contained as an exhibit to the Merger Agreement


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              ABC BANCORP



                              By:  /s/ W. Edwin Lane, Jr.
                                  ------------------------------------
                                Name:   W. Edwin Lane, Jr.
                                Title:  Vice President and Chief
                                        Financial Officer


Dated: July 8, 1996

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                                 EXHIBIT INDEX

                                                                      Sequential
Exhibit No.             Exhibit Description  Page No.
- -----------             -------------------  --------

Exhibit No. 2.1     Merger Agreement
Exhibit No. 10.1    Employment Agreement*
Exhibit No. 99      Press Release

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